EXHIBIT 99.1

Callon Petroleum Company Schedules Conference Call to Discuss
Fourth Quarter and Full-Year 2013 Results

Natchez, MS (February 20, 2014) - Callon Petroleum Company (NYSE: CPE) today announced that it will host a conference call on Thursday, March 13, 2014, at 1:00 p.m. Central Time (2:00 p.m. Eastern Time) to discuss fourth quarter and full-year 2013 financial and operating results. The Company plans to release fourth quarter and full-year 2013 results after market-close on Wednesday, March 12, 2014.

Please join Callon Petroleum Company via the Internet for a webcast of the conference call:

Date/Time:	Thursday, March 13, 2014, at 1:00 p.m. Central Time (2:00 p.m. Eastern Time)
Webcast:	Live webcast will be available at www.callon.com in the “Investors” section of the website

Alternatively, you may join by telephone:

Toll Free Call-in Number:	1-877-280-4961
International Call-in Number:	1-857-244-7318
Participant Passcode:	13357138

An archive of the conference call webcast will also be available at www.callon.com in the “Investors” section of the website.

Callon Petroleum Company is an independent energy company focused on the acquisition, development, exploration and operation of oil and gas properties in the Permian Basin in West Texas.

This news release is posted on the company’s website at www.callon.com and will be archived there for subsequent review. It can be accessed from the “News” link on the top of the homepage.

Important Additional Information

Callon, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Callon stockholders in connection with the matters to be considered at Callon’s 2014 Annual Meeting. Callon intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Callon stockholders. CALLON STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Callon’s directors and executive officers in Callon stock, restricted stock and options is included in their SEC filings on Forms 3, 4 and 5, which can be found at the Company’s website (www.callon.com) in the section “Investors.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Callon’s 2014 Annual Meeting. Information can also be found in Callon’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 14, 2013. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Callon with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Callon’s website at www.callon.com or by writing to Callon at 200 North Canal Street, Natchez, Mississippi 39120.